UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2011

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 27, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Cherokee Inc. (“Cherokee”) approved an amendment (the “Amendment”) to that certain employment agreement, dated as of August 26, 2010, by and between Cherokee and Henry Stupp, Cherokee’s Chief Executive Officer, as previously amended on January 28, 2011 and on April 13, 2011 (as amended to date, the “Employment Agreement”) and to that certain Stock Option Agreement, dated as of August 26, 2010, by and between Cherokee and Mr. Stupp, as previously amended on January 28, 2011 (as amended to date, the “Option”).

Pursuant to the Amendment:

(i)                                    The Employment Agreement, pursuant to which Mr. Stupp purchased 81,967 shares of Cherokee’s Common Stock for investment proceeds of $1,500,000 on August 26, 2010 and which previously required Mr. Stupp to purchase an additional number of Cherokee’s Common Stock for investment proceeds of $400,000 on or before July 31, 2011 and which further required Mr. Stupp to purchase an additional number of Cherokee’s Common Stock for investment proceeds of $400,000 on or before January 31, 2012 (such shares, collectively, the “Subsequent Shares”), was amended to provide that Mr. Stupp is to purchase the Subsequent Shares in four equal installments of $200,000 on or before August 1, 2011, October 31, 2011, January 31, 2012 and April 30, 2012; and

(ii)                                 The Option, which is exercisable for up to 300,000 shares of Cherokee’s Common Stock subject to vesting in annual installments, and which previously required Mr. Stupp to forfeit 75,000 of the shares subject to the Option in each event where Mr. Stupp does not acquire the Subsequent Shares on or before July 31, 2011 and January 31, 2012, respectively, for a total of 150,000 shares subject to the Option subject to forfeiture, was amended to provide that such 150,000 shares subject to the Option shall instead be forfeited in installments of 37,500 in the event that the investments in the Subsequent Shares by Mr. Stupp contemplated by the Amendment do not occur on or before August 1, 2011, October 31, 2011, January 31, 2012 and April 30, 2012, respectively.

The descriptions of the Employment Agreement and the Option were previously reported in Cherokee’s Current Reports on Form 8-K, which were filed with the Commission on September 1, 2010 and January 31, 2011, and in Cherokee’s Annual Report on Form 10-K, which was filed with the Commission on April 14, 2011, and is incorporated herein by reference.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Also on July 27, 2011, the Committee approved the payment of a discretionary bonus to Cherokee’s Chief Executive Officer, Henry Stupp, in the amount of $270,000, which was paid in accordance with Cherokee’s payroll practices on July 29, 2011.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement, by and between Cherokee and Henry Stupp, dated as of July 28, 2011*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: August 2, 2011	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer